                                                           Exhibit 11

                              ENGINEERED SUPPORT SYSTEMS, INC.
                       STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                                                 Three Months Ended       Nine Months Ended
                                                       July 31                 July 31
                                               ----------------------   ----------------------
                                                  1999        1998         1999        1998
                                               ----------  ----------   ----------  ----------
NET INCOME                                     $1,867,156  $1,446,992   $5,047,792  $3,690,232
                                               ==========  ==========   ==========  ==========

BASIC EARNINGS PER SHARE

   Average basic shares outstanding             6,882,717   4,790,372    5,601,799   4,766,985
                                               ==========  ==========   ==========  ==========

                                                     $.27        $.30         $.90        $.77
                                               ==========  ==========   ==========  ==========

DILUTED EARNINGS PER SHARE

   Average basic shares outstanding             6,882,717   4,790,372    5,601,799   4,766,985

   Net effect of dilutive stock options<F1>       123,408     228,888      158,529     218,921
                                               ----------  ----------   ----------  ----------
                                                7,006,125   5,019,260    5,760,328   4,985,906
                                               ==========  ==========   ==========  ==========

                                                     $.27        $.29         $.88        $.74
                                               ==========  ==========   ==========  ==========

<F1> Based on the treasury stock method.

Note: On June 26, 1998, the Company effected a 3-for-2 stock split in the form of a 50% stock dividend. All share and per share amounts included on this schedule reflect this stock split.

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